Exhibit 23.9
[UHY LLP Letterhead]
CONSENT OF UHY LLP
INDEPENDENT AUDITORS
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Allis-Chalmers Energy Inc. of our report dated December 1, 2006, with respect to the financial statements of Oil & Gas Rental Services, Inc. as of October 31, 2006, 2005 and 2004 and for the years then ended. We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.
/s/ UHY LLP
Houston, Texas
January 29, 2007